Exhibit 99.1

Zeev Vurembrand to Join ScoutCam’s Board of Directors

OMER, Israel, May 19, 2021 ScoutCam (OTCQB:SCTC), a leading developer and manufacturer of customized micro visual solutions and supplementary technologies, today announced that Mr. Zeev Vurembrand has been appointed to its board of directors. The appointment of Mr. Vurembrand as a director, which adds another independent director to the ScoutCam board, results from a rigorous process to identify prospective directors that will add valuable experience and insight to the board.

Over the past 25 years, Mr. Vurembrand has held a number of senior positions in the healthcare and financial industries. Mr. Vurembrand was previously the Chief Executive Officer of Clalit Health Services Group and Kupat Holim Meuhedet, Israel’s largest and third largest health care organizations, respectively, Alon Holding Blue Square, and Phoenix Investments. Mr. Vurembrand has also served on numerous boards of directors, including Africa Israel Residence Ltd., Discount Bank, U-Bank, Blue Square Israel and Dikla Medical Insurance Ltd and is presently serving on the boards Bezeq Ltd and Isras Ltd. Additionally, he served on the audit committees of several of these publicly traded companies.

Mr. Vurembrand is a graduate of Technion, Israeli Institute of Technology, where he earned a degree in industrial engineering and management.

“We are very pleased to add the support of Mr. Vurembrand to our Board of Directors”, said Prof. Benad Goldwasser, the Executive Chairman of the Board. “As we prepare for the next level of growth, we are strengthening our board and management teams to better position the company for long-term success going forward”.

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Media Contact

info@scoutcam.com

+972 73 370-4691

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things, our ability to maximize the economic potential and monetize the technology covered in the press release; the material and positive effect Mr. Vurembrand’s appointment will have on our business and operations; the Company’s ability to effectively maximize Mr. Vurembrand’s skills and contributions; Mr. Vurembrand’s ability to help the Company secure opportunities in the sectors described in this news release; risks and uncertainties relating to our reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; our ability to raise sufficient funding in order to meet our business and financial goals; and certain other factors summarized in our filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.